EXHIBIT 10

December 9, 2004

Steven Lazuka
Traffic Logic, Inc.
4086 Del Rey Avenue
Marina Del Rey, CA 90292

Dear Mr. Lazuka:

We are pleased to submit this binding term sheet ("Term Sheet") with respect to the transactions described below whereby Trafficlogic, Inc. (the "Company"), and MAC Worldwide, Inc., a Delaware corporation ("MAC"), and MAC's wholly-owned newly-formed subsidiary (the "Acquisition Subsidiary"), will enter into a merger agreement. We agree that this Term Sheet supersedes and replaces any and all prior oral and/or written agreements, including without limitation (i) that certain term sheet between the Company and IVC Group dated October 18, 2004, and
(ii) that certain term sheet between the Company and MAC dated as of October 26, 2004 and (iii) that certain term sheet between the Company and MAC dated as of December 3, 2004.


ITEM                                DESCRIPTION
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1.  STRUCTURE:                      MAC will enter into a merger with the
                                    Company pursuant to which the Company will merge with and into the Acquisition
                                    Subsidiary, and will acquire all the
                                    outstanding capital stock of the Company
                                    (the "Merger") with an anticipated closing date on or before December 31, 2004 (the
                                    "Closing Date"). On the Closing Date, MAC's operating subsidiary Mimi and Coco, Inc.
                                    ("Mimi & Coco") will be split-off to the controlling shareholders of MAC, Anthony
                                    Cavallo and Vincenzo Cavallo (the "Cavallo
                                    Family"). Following the Closing Date, MAC will change its name to InfoSearch Media, Inc.

                                    On the Closing Date, MAC shall have closed on the private placement offering ("PPO"), as described herein.

                                    The above-described transactions will
                                    hereinafter be referred to as the
                                    "Transaction" or "Transactions."


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ITEM                                DESCRIPTION
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2.                                  MERGER AGREEMENT: The definitive merger
                                    agreement among MAC, the Company and the Acquisition Subsidiary (the "Merger Agreement") will contain customary representations and warranties for a transaction of this type. In particular, MAC will represent, warrant and covenant to the Company that on the date of the Merger Agreement and on the Closing Date, that MAC (and the Acquisition Subsidiary as applicable):

                                        (a)      is a Delaware corporation whose
                                                 shares are presently eligible
                                                 for quotation on the NASD OTC
                                                 Bulletin Board;

                                        (b)      has complied with all
                                                 applicable material federal and
                                                 state securities laws and
                                                 regulations, including being
                                                 current in all of its reporting
                                                 obligations under federal
                                                 securities laws and
                                                 regulations;

                                        (c)      no order suspending the
                                                 effectiveness of MAC's
                                                 Registration Statement on Form
                                                 SB-2 has been issued by the
                                                 Securities and Exchange
                                                 Commission (the "SEC") and, to
                                                 MAC's knowledge, no proceedings
                                                 for that purpose have been
                                                 initiated or threatened by the
                                                 SEC;

                                        (d)      has not, and the past and
                                                 present officers, directors and
                                                 affiliates of MAC have not,
                                                 been the subject of, nor does
                                                 any officer or director of MAC
                                                 have any reason to believe that
                                                 MAC or any of its officers,
                                                 directors or affiliates will be
                                                 the subject of, any civil or
                                                 criminal proceeding or
                                                 investigation by any federal or
                                                 state agency alleging a
                                                 violation of securities laws;

                                        (e)      has not been the subject of any
                                                 voluntary or involuntary
                                                 bankruptcy proceeding, nor has
                                                 it been a party to any material
                                                 litigation;

                                        (f)      has not, and the past and
                                                 present officers, directors and
                                                 affiliates of MAC have not,
                                                 been the subject of, nor does
                                                 any officer or director of MAC
                                                 have any reason to believe that
                                                 MAC or any of its officers,
                                                 directors or affiliates will be
                                                 the subject of, any civil,
                                                 criminal or administrative
                                                 investigation or proceeding
                                                 brought by any federal or state
                                                 agency having regulatory
                                                 authority over such entity;

                                        (g)      will discontinue all of its
                                                 business operations without any
                                                 material adverse effect upon
                                                 MAC, and MAC has no material
                                                 liabilities, contingent or
                                                 otherwise in any way related to
                                                 any such business operations;

ITEM                                DESCRIPTION
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                                        (h)      does not, on the Closing Date,
                                                 have any liabilities,
                                                 contingent or otherwise,
                                                 including but not limited to
                                                 notes payable and accounts
                                                 payable, and is not a party to
                                                 any executory agreements; and

                                        (j)      is not a "blank check company"
                                                 as such term is defined by Rule
                                                 419 of the Securities Act of
                                                 1933, as amended (the
                                                 "Securities Act").

                                    The Merger Agreement will contain customary indemnification provisions to secure breaches of representations and warranties. The Merger Agreement will also contain a provision providing for a post- closing share adjustment as a means for which claims for indemnity may be made. Pursuant to the provision, up to 2,000,000 shares of common stock may be issued to stock holders of the Company, pro rata, during the 2 year period following the Closing Date for breaches of representations and warranties. The value of the stock issued pursuant to the adjustment mechanism will be fixed at the per share price of common stock sold in the PPO.

3. PRIVATE PLACEMENT OFFERING:      The terms of the PPO shall be the offer and
                                    sale of $3,250,000 worth of shares of common stock of MAC at $1.00 per share of common stock pursuant to Regulation D of the Securities Act and any and all applicable state securities laws. MAC will file a registration statement to register the shares of common stock issued to the investors in the PPO for resale within 60 days of the Closing Date.

4.  CONSIDERATION:                  In consideration for the Merger, the common
                                    stock holders and option holders of the
                                    Company shall receive 17,500,000 shares of common stock of MAC in exchange for all the shares of common stock of the Company. The shares of common stock of MAC received by the shareholders and option holders of the Company shall represent 50.36% of the shares of common stock of MAC on a diluted basis after giving effect to the Merger and the sale of $3,250,000 worth of common stock of MAC in the PPO.

                                    In consideration for the Merger, the
                                    stockholders of MAC will retain 14,000,000 shares of common stock of MAC representing 40.29% of the shares of common stock of MAC on a diluted basis after giving effect to the Merger and the sale of $3,250,000 worth of common stock of MAC in the PPO.

                                    The investors in the PPO will own 3,250,000 shares of common stock of MAC representing 9.35% of the shares of common stock of MAC on a diluted basis after giving effect to the Merger and the sale of $3,250,000 worth of common stock of MAC in the PPO.

ITEM                                DESCRIPTION
--------------------------------------------------------------------------------

                                    Subject to the cancellation of the shares of common stock held in escrow as provided above, the total shares of common stock of MAC outstanding after giving effect to the Transactions will be 34,750,000.

5. FINANCIAL STATEMENTS OF THE
COMPANY: On or prior to the Closing Date, the Company shall provide any such audited or unaudited financial statements as may be required under applicable SEC regulations for inclusion of such statements in MAC's SEC and other regulatory filings.

6. SIGNING DATE:                    It is contemplated that the Merger Agreement
                                    will be signed on or before the last day of the Exclusivity Period (hereinafter defined). The Merger Agreement shall contain such terms and provisions as shall be mutually agreed upon between the Company and MAC consistent with the provisions in this Term Sheet.

7. BOARD OF DIRECTORS:              Immediately following the Closing Date, the
                                    Board of Directors shall consist of five (5) members. On the Closing Date, all of the current officers and directors of MAC shall resign and, simultaneously therewith, appoint a new Board of Directors and such executive officers as shall be determined solely by the Company. MAC shall have the right to appoint one (1) member of the five new members of the Board.

8. RESTRICTION ON SALE:             All securities issued pursuant to the Merger
                                    will be "restricted" stock and be subject to all applicable re-sale restrictions specified by federal and state securities laws. All officers and directors of MAC, and holders of common stock of the Company holding five percent (5%) or more of the shares of common stock of MAC immediately following the Merger will enter into lock-up agreements with MAC on the Closing Date, on terms mutually agreeable to MAC and the Company.

9. CONDITIONS TO                    The Merger shall include
CLOSING:                            certain closing conditions including the
                                    following: (i) consummation of all required definitive instruments and agreements, including, but not limited to, the Merger
                                    Agreement; (ii) obtaining all necessary
                                    board, shareholder and third party consents;
                                    (iii) satisfactory completion by MAC and the Company of all necessary technical and legal due diligence; (iv) the completion of the offer and sale of the PPO; and (v) the completion of the split off of the operating subsidiary of MAC to its controlling shareholders.


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ITEM                                DESCRIPTION
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10. PRE-CLOSING
COVENANTS:                          MAC and the Company shall each cooperate
                                    with each other and use their reasonable best efforts to execute and deliver the Merger Agreement as soon as possible and to thereafter satisfy each of the conditions to closing specified thereunder.

11. EMPLOYMENT AGREEMENTS:          Steven Lazuka currently President of the
                                    Company shall have executed an employment agreement on terms mutually satisfactory to Mr. Lazuka and MAC.

12. CLOSING COSTS:                  All fees and expenses relating to the
                                    Transactions, including but not limited to legal and accounting fees, will be payable at Closing from the proceeds of the PPO. The parties understand that Gottbetter &
                                    Partners ("G&P") shall be engaged by MAC to serve as its securities counsel ("G&P
                                    Retainer") prior to the Closing Date and that fees and expenses of G&P incurred by MAC will similarly be payable at Closing from the proceeds of the PPO. G&P shall handle all securities matters requested by MAC, including, but not limited to, any registration statements to be filed with the SEC under the Securities Act and any compliance filing to be filed with the SEC under the Securities Exchange Act of 1934
                                    (e.g., 10-K, 10-Q, 8-K, 14C, S-8, S-4, etc.)
                                    to the extent necessary to facilitate the Merger. The terms and conditions of the G&P
                                    Retainer will be subject to a written
                                    agreement to be acceptable to MAC and the Company.

13. EXCLUSIVITY:                    From and after the date of execution of this
                                    Term Sheet and during a period the period ending on January 15, 2004 (the "Exclusivity
                                    Period"), the Company hereby agrees that it will not enter into any agreement or consummate any transaction with any third party, in whatever form (including, without limitation, joint venture, sale, license, distribution agreement, etc.) or enter into any other transaction that would preclude the consummation of the Merger Agreement consistent with the terms set forth in this Term Sheet. During the Exclusivity Period,
                                    MAC will incur additional legal and other costs and expenses in connection with the negotiation of the Transaction and certain due diligence activities relating thereto.

14. USE OF PROCEEDS:                The Company shall receive gross proceeds in
                                    the offering of $3,250,000. MAC will use the proceeds from the PPO for general working capital purposes.

15. TERMINATION AND EFFECTS OF
TERMINATION:                        The obligations of the Company and MAC to
                                    each other under this Term Sheet shall
                                    terminate upon the first to occur of (x) the expiration of the Exclusivity Period or (y) the execution and delivery of a Merger
                                    Agreement among the Company, MAC and the Acquisition Subsidiary, provided that: the provisions and obligations of the parties created by Sections 16, 17, and 18 shall survive the termination of this Term Sheet in any event.


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ITEM                                DESCRIPTION
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16. GOVERNING LAW:                  This Agreement shall be governed and
                                    construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

17. CONFIDENTIALITY:                Each of the parties to this Term Sheet
                                    agrees to maintain the confidentiality of the terms of this Term Sheet and the Transaction, and not to use any information it may learn about the other party for any purpose other than to consummate the Transaction. Further, no disclosure of any information concerning this Term Sheet, the Transaction or any confidential information of the delivering party bearing a label
                                    "confidential" or any similar marking shall be disclosed to any other person unless and until such person shall have first executed and delivered a written confidentiality agreement by which such person agrees to hold in confidence all such confidential information (unless by operation of law or pre-existing agreement, such person is already bound by such confidentiality obligations.

18. NOTICES:                        Any notices desired, required or permitted
                                    to be given hereunder shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, four (4) days after mailing, if mailed, or one (1) business day after timely delivery to the overnight courier service, if delivered by overnight courier service:
                                    (i) if to MAC, to MAC Worldwide, Inc., 1640
                                    Terrace Way, Walnut Creek, California,
                                    94596, Attention: Mr. Tony Cavallo, with a copy to Gottbetter & Partners, LLP, 488
                                    Madison Avenue, 12th Floor, New York, New
                                    York 10022, Attention: Adam S. Gottbetter,
                                    Esq.; and (ii) if to the Company, to Traffic
                                    Logic, Inc., 4086 Del Rey Avenue, Marina Del
                                    Rey, California 90292, Attention: Mr. Steven
                                    Lazuka, with a copy to McGuireWoods LLP, 1345 Avenue of the Americas, New York, New
                                    York, 10105 Attention: Louis W. Zehil, Esq.


         This Term Sheet sets forth the principal terms of the Transaction and constitutes a binding contract on the part of the parties hereto, including but not limited to the covenant of the Company set forth above in the paragraph titled "Exclusivity." Any other binding obligation of the Company or MAC with respect to the Transaction not set forth herein shall be subject to the execution and delivery of the Merger Agreement and related transaction documentation. This Term Sheet may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. In the event that any signature is delivered by facsimile transmission, such signature shall created a valid and binding obligation of the party executing the same with the same force and effect as if such facsimile signature page was an original thereof.

         Please do not hesitate to contact me to discuss the terms of the proposed Transaction or to respond to any questions that may arise with respect to this Term Sheet.

         We look forward to working with you to complete the Transaction successfully and expeditiously. If the foregoing correctly sets forth your understanding, please evidence your agreement to this Term Sheet by executing a copy of this Term Sheet in the space set forth below.

                            [SIGNATURE PAGE FOLLOWS]

AGREED TO AND ACCEPTED:

This 16th day of December, 2004

TRAFFIC LOGIC (THE COMPANY)                     MAC WORLDWIDE, INC.
(MAC)


By: /s/ Steven Lazuka                           By: /s/ Anthony Cavallo
    -----------------                               -----------------------

Name: Steven Lazuka                             Name: Anthony Cavallo
     -----------------------
Title: President                                Title: Chief Financial Officer
                                                       -----------------------